UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Pioneer Power Solutions, Inc. (the “Company”) held on May 12, 2016 (the “Annual Meeting”), the following two proposals were submitted to a vote of the Company’s stockholders:

(1)     Election of seven directors to serve on the Company’s board of directors for a term of one year or until their successors are elected and qualified, for which the following were nominees: Nathan J. Mazurek, Thomas Klink, Yossi Cohn, David J. Landes, Ian Ross, David Tesler and Jonathan Tulkoff.

(2)     Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For more information about the foregoing proposals, see the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 18, 2016, the relevant portions of which are incorporated herein by reference. Holders of the Company’s common stock were entitled to one vote per share. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

(1)     Each of the following nominees for director received the number of votes set forth opposite his name, constituting in each case a plurality of the votes cast at the Annual Meeting for the election of such director to serve for a term of one year or until his successor is duly elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nathan J. Mazurek	6,130,671	207,169	1,462,376
Thomas Klink	6,130,539	207,301	1,462,376
Yossi Cohn	5,648,121	689,719	1,462,376
David J. Landes	6,130,671	207,169	1,462,376
Ian Ross	5,648,121	689,719	1,462,376
David Tesler	6,158,563	179,277	1,462,376
Jonathan Tulkoff	5,648,121	689,719	1,462,376

(2)     The vote, based on votes cast in person or by proxy, for the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was as follows:

Votes For	Votes Against	Votes Abstaining
6,919,540	726,704	153,972

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: May 13, 2016	By:	/s/ Thomas Klink
	Name:	Thomas Klink
	Title:	Chief Financial Officer